EXHIBIT 3.1


STATE OF NEVADA         [THE GREAT SEAL OF THE STATE          SECRETARY OF STATE
                         OF NEVADA APPEARS HERE]


     I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that LAS PALMAS MOBILE ESTATES did on the TWENTY-NINTH day of OCTOBER, 1992, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this TWENTY-NINTH day of OCTOBER, A.D. 1992.


[GREAT SEAL OF NEVADA STICKER APPEARS HERE]



/s/ CHERYL A. LAU
__________________
SECRETARY OF STATE


By: /s/ RUTH SIMSON
___________________
DEPUTY

[NOTARIZED STAMP APPEARS HERE]


                            ARTICLES OF INCORPORATION

                                       OF

                            LAS PALMAS MOBILE ESTATES






         FIRST. The name of the corporation is:

                           LAS PALMAS MOBILE ESTATES



         SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

         THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law

     (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.



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     (D)  Shall have power to sue and be sued in any court of law or equity.

     (E)  Shall have power to make contracts.

     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with is franchises The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G)  Shall have power to appoint such officers and agents as the affairs of
          the   corporation   shall   require,   and  to  allow  them   suitable
          compensation.

     (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of is affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.


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     (K)  Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of
          its  incorporation;   to  issue  bonds,  promissory  notes,  bills  of
          exchange,   debentures,   and  other   obligations  and  evidences  of
          indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.


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     (0)  Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in is certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

     (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

     (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

         FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized Said shares may be issued by the corporation from time to time for considerations as may be fixed by the Board of Directors

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).


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         The name and post office address of the first Board of Directors  shall be one (1) in number and listed as follows:

          NAME                                        POST OFFICE ADDRESS

          Irma D. Butler                              2533 North Carson Street
                                                      Carson City, Nevada 89706

         SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

          NAME                                        POST OFFICE ADDRESS

          Irma D. Butler                              2533 North Carson Street
                                                      Carson City, Nevada 89706

         EIGHTH. The resident agent for this corporation shall be: LAUGHLIN ASSOCIATES, INC. The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada; shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

         NINTH. The corporation is to have perpetual existence

         TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its


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 capital  stock paid in; to authorize  and cause to be executed,  mortgages  and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the ByLaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors

         When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

         ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stack, but such additional shares of stock or other


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securities  convertible  into stock may be issued or disposed of by the Board of
Directors to such persons and on such terms as in its discretion it shall deem advisable.

         TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

         THIRTEENTH. This Corporation reserves the right to amend, alter change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, -or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


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         I, THE UNDERSIGNED,  being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 26TH day of October, 1992.


                               /s/ IRMA D. BUTLER
                               __________________



STATE OF NEVADA )
                )SS:
CARSON CITY     )

On this 26th day of October, 1992, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                 Irma D. Butler

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same:


                              /s/ JANET A. FALLON
                              ___________________
                                  Notary Public

                                              [NOTARY PUBLIC STAMP APPEARS HERE]


I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.



10/26/92     /s/ IRMA D. BUTLER
____________________________________
Date             Service Coordinator


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[NOTARY PUBLIC STAMP APPEARS HERE]



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                                                                       Filed by:

                            LAS PALMAS MOBILE ESTATES
                            _________________________
                              Name of Corporation

We the undersigned DIANE L. HASSAN, President
                   ___________________________
                   President or Vice President

DAVID PHILLIPSON, Secretary          of     LAS PALMAS MOBILE ESTATES
________________________________            _________________________
Secretary or Assistant Secretary            Name of Corporation

do hereby certify:


         That the Board of Directors of said corporation at a meeting duly convened, held on the 29`h day of June, 2000, adopted a resolution to amend the original articles as follows:

         RESOLVED: That Article FOURTH of the Articles of Incorporation be amended to read in full as follows:

         "FOURTH: That the total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into one hundred (100) shares."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         I declare under penalty of perjury that the foregoing is true and correct Executed this 29th day of June, 2000 at San Diego County, California.



/s/ DIANA L. HASSAN
____________________
    Diana L. Hassan
    President



/s/ DAVID PHILLIPSON
____________________
    David Phillipson
    Secretary